Exhibit 99.2

MERCK & CO., INC.

CONSOLIDATED STATEMENT OF OPERATIONS - GAAP

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 1a

	2024	2023					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
Sales	$15,775	$14,487	$15,035	$15,962	$14,630	$60,115	9%

Costs, Expenses and Other
Cost of sales	3,540	3,926	4,024	4,264	3,911	16,126	-10%
Selling, general and administrative	2,483	2,479	2,702	2,519	2,804	10,504	0%
Research and development	3,992	4,276	13,321	3,307	9,628	30,531	-7%
Restructuring costs	123	67	151	126	255	599	84%
Other (income) expense, net	(33)	89	172	126	78	466	*
Income (Loss) Before Taxes	5,670	3,650	(5,335)	5,620	(2,046)	1,889	55%
Income Tax Provision (Benefit)	903	825	637	870	(821)	1,512
Net Income (Loss)	4,767	2,825	(5,972)	4,750	(1,225)	377	69%
Less: Net Income Attributable to Noncontrolling Interests	5	4	3	5	1	12
Net Income (Loss) Attributable to Merck & Co., Inc.	$4,762	$2,821	$(5,975)	$4,745	$(1,226)	$365	69%

Earnings (Loss) per Common Share Assuming Dilution (1)	$1.87	$1.11	$(2.35)	$1.86	$(0.48)	$0.14	68%

Average Shares Outstanding Assuming Dilution (1)	2,544	2,551	2,539	2,546	2,533	2,547
Tax Rate	15.9%	22.6%	-11.9%	15.5%	40.1%	80.0%

* 100% or greater

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

(1) Because the company recorded a net loss in the second and fourth quarters of 2023, no potential dilutive common shares were used in the computation of loss per common share assuming dilution as the effect would have been anti-dilutive.

MERCK & CO., INC.

FIRST QUARTER 2023 GAAP TO NON-GAAP RECONCILIATION

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE FIGURES)

(UNAUDITED)

Table 2b

	GAAP	Acquisition and Divestiture- Related Costs (1)		Restructuring Costs (2)		(Income) Loss from Investments in Equity Securities		Certain Other Items		Adjustment Subtotal	Non-GAAP
First Quarter
Cost of sales	$3,926	545		29						574	$3,352
Selling, general and administrative	2,479	20		1						21	2,458
Research and development	4,276	10								10	4,266
Restructuring costs	67			67						67	-
Other (income) expense, net	89	15				(429)		573	(3)	159	(70)
Income Before Taxes	3,650	(590)		(97)		429		(573)		(831)	4,481
Income Tax Provision (Benefit)	825	(105	)(4)	(18	)(4)	95	(4)	(60	)(4)	(88)	913
Net Income	2,825	(485)		(79)		334		(513)		(743)	3,568
Net Income Attributable to Merck & Co., Inc.	2,821	(485)		(79)		334		(513)		(743)	3,564
Earnings per Common Share Assuming Dilution	$1.11	(0.19)		(0.03)		0.13		(0.20)		(0.29)	$1.40

Tax Rate	22.6%										20.4%

Only the line items that are affected by non-GAAP adjustments are shown.

Merck is providing certain non-GAAP information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing non-GAAP information enhances investors’ understanding of the company’s results because management uses non-GAAP measures to assess performance. Management uses non-GAAP measures internally for planning and forecasting purposes and to measure the performance of the company along with other metrics. In addition, annual employee compensation, including senior management’s compensation, is derived in part using a non-GAAP pretax income metric. The non-GAAP information presented should be considered in addition to, but not as a substitute for or superior to, information prepared in accordance with GAAP.

(1) Amounts included in cost of sales primarily reflect expenses for the amortization of intangible assets. Amounts included in selling, general and administrative expenses reflect integration, transaction and certain other costs related to acquisitions and divestitures. Amounts included in research and development expenses primarily reflect the amortization of intangible assets. Amounts included in other (income) expense, net, reflect a $37 million loss on the sale of a business and an increase in the estimated fair value measurement of liabilities for contingent consideration related to the prior termination of the Sanofi-Pasteur MSD joint venture, partially offset by royalty income.

(2) Amounts primarily include employee separation costs and accelerated depreciation associated with facilities to be closed or divested related to activities under the company's formal restructuring programs.

(3) Reflects a charge related to settlements with certain plaintiffs in the Zetia antitrust litigation.

(4) Represents the estimated tax impacts on the reconciling items based on applying the statutory rate of the originating territory of the non-GAAP adjustments.

MERCK & CO., INC.

FRANCHISE / KEY PRODUCT SALES

FIRST QUARTER 2024

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3a

	Global			U.S.			International
	1Q 2024	1Q 2023	% Change	1Q 2024	1Q 2023	% Change	1Q 2024	1Q 2023	% Change
TOTAL SALES (1)	$15,775	$14,487	9	$7,478	$6,659	12	$8,297	$7,828	6
PHARMACEUTICAL	14,006	12,721	10	6,936	6,117	13	7,070	6,604	7
Oncology
Keytruda	6,947	5,795	20	4,119	3,485	18	2,828	2,310	22
Alliance Revenue – Lynparza (2)	292	275	6	135	142	-4	157	133	18
Alliance Revenue – Lenvima (2)	255	232	10	173	153	13	82	79	3
Welireg	85	42	102	77	41	89	7	1	*
Alliance Revenue – Reblozyl (3)	71	43	66	58	30	93	12	12	-
Vaccines (4)
Gardasil/Gardasil 9	2,249	1,972	14	488	416	17	1,761	1,556	13
ProQuad/M-M-R II/Varivax	570	528	8	438	421	4	133	107	24
Vaxneuvance	219	106	106	161	94	72	58	13	*
RotaTeq	216	297	-27	149	180	-17	67	117	-43
Pneumovax 23	61	96	-36	6	40	-85	55	56	-1
Hospital Acute Care
Bridion	440	487	-10	329	276	19	111	210	-47
Prevymis	174	129	35	74	54	37	100	75	33
Dificid	73	65	12	68	62	10	5	3	49
Zerbaxa	56	50	13	33	27	23	23	23	1
Noxafil	56	60	-7	8	14	-43	48	46	4
Cardiovascular
Alliance Revenue - Adempas/Verquvo (5)	98	99	-1	90	83	8	8	16	-51
Adempas (6)	70	59	18				70	59	18
Virology
Lagevrio	350	392	-11	45	-2	*	305	394	-23
Isentress/Isentress HD	111	123	-10	50	52	-3	61	71	-14
Delstrigo	56	44	28	12	11	9	44	33	34
Pifeltro	42	34	23	29	24	22	13	10	25
Neuroscience
Belsomra	46	56	-17	15	16	-9	32	40	-21
Immunology
Simponi	184	180	2				184	180	2
Remicade	39	51	-24				39	51	-24
Diabetes (7)
Januvia	419	551	-24	183	271	-32	236	280	-16
Janumet	251	329	-24	39	56	-32	212	272	-22
Other Pharmaceutical (8)	576	626	-8	157	171	-8	419	457	-8
ANIMAL HEALTH	1,511	1,491	1	474	482	-2	1,037	1,010	3
Livestock	850	849	-	166	174	-5	683	676	1
Companion Animal	661	642	3	308	308	-	354	334	6
Other Revenues (9)	258	275	-6	68	60	13	190	214	-11

*200% or greater

Sum of U.S. plus international may not equal global due to rounding.

(1) Only select products are shown.

(2) Alliance Revenue represents Merck’s share of profits, which are product sales net of cost of sales and commercialization costs.

(3) Alliance Revenue represents royalties.

(4) Total Vaccines sales were $3,424 million in the first quarter of 2024 and $3,133 million in the first quarter 2023.

(5) Alliance Revenue represents Merck's share of profits from sales in Bayer's marketing territories, which are product sales net of cost of sales and commercialization costs.

(6) Net product sales in Merck's marketing territories.

(7) Total Diabetes sales were $745 million in the first quarter of 2024 and $950 million in the first quarter of 2023.

(8) Includes Pharmaceutical products not individually shown above.

(9) Other Revenues are comprised primarily of revenues from third-party manufacturing arrangements and miscellaneous corporate revenues, including revenue-hedging activities. Other Revenues related to the receipt of upfront and milestone payments for out-licensed products were $61 million in the first quarter of 2024 and $51 million in the first quarter of 2023.

MERCK & CO., INC.

PHARMACEUTICAL GEOGRAPHIC SALES

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 3b

	2024	2023					% Change
	1Q	1Q	2Q	3Q	4Q	Full Year	1Q
TOTAL PHARMACEUTICAL	$14,006	$12,721	$13,457	$14,263	$13,141	$53,583	10

United States	6,936	6,117	6,570	7,153	6,698	26,539	13
% Pharmaceutical Sales	49.5%	48.1%	48.8%	50.1%	51.0%	49.5%
Europe (1)	2,555	2,326	2,401	2,497	2,491	9,715	10
% Pharmaceutical Sales	18.2%	18.3%	17.8%	17.5%	19.0%	18.1%
China	1,744	1,694	1,887	1,674	1,456	6,710	3
% Pharmaceutical Sales	12.5%	13.3%	14.0%	11.7%	11.1%	12.5%
Japan	802	737	652	1,062	629	3,081	9
% Pharmaceutical Sales	5.7%	5.8%	4.8%	7.4%	4.8%	5.7%
Latin America	601	470	566	696	596	2,328	28
% Pharmaceutical Sales	4.3%	3.7%	4.2%	4.9%	4.5%	4.3%
Asia Pacific (other than China and Japan)	580	703	705	636	616	2,661	-18
% Pharmaceutical Sales	4.1%	5.5%	5.2%	4.5%	4.7%	5.0%
Eastern Europe/Middle East/Africa	395	381	370	301	299	1,351	3
% Pharmaceutical Sales	2.8%	3.0%	2.7%	2.1%	2.3%	2.5%
Canada	138	141	127	133	138	540	-2
% Pharmaceutical Sales	1.0%	1.1%	0.9%	0.9%	1.1%	1.0%
Other	255	152	179	111	218	658	68
% Pharmaceutical Sales	1.9%	1.2%	1.6%	0.9%	1.5%	1.4%

Sum of quarterly amounts may not equal year-to-date amounts due to rounding.

(1) Europe represents all European Union countries, the European Union accession markets and the United Kingdom.

MERCK & CO., INC.

OTHER (INCOME) EXPENSE, NET - GAAP

(AMOUNTS IN MILLIONS)

(UNAUDITED)

Table 4

OTHER (INCOME) EXPENSE, NET

	1Q24	1Q23
Interest income	$(73)	$(112)
Interest expense	303	242
Exchange losses	83	61
Income from investments in equity securities, net (1)	(143)	(450)
Net periodic defined benefit plan (credit) cost other than service cost	(160)	(115)
Other, net	(43)	463
Total	$(33)	$89

(1) Includes net realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds. Unrealized gains and losses from investments that are directly owned are determined at the end of the reporting period, while gains and losses from ownership interests in investment funds are accounted for on a one quarter lag.